Exhibit 99.1

Autoliv Adjusts Guidance
Accelerates Action Program

(Stockholm, December 12, 2008) – – – Autoliv Inc. – the global leader in automotive safety systems – today announced being ahead of schedule in reducing costs. However, the reductions in global light vehicle production for the current quarter will be significantly worse than previously anticipated. Consequently, the Company is adjusting its financial guidance.

Autoliv’s margin performance in October and November was in line with the Company’s guidance. However, due to standstill in many customers’ vehicle assembly plants, organic sales in December will drop dramatically, by more than 40%.

As a result, Autoliv’s organic sales are now expected to decline by more than 25% in the fourth quarter, resulting in an average decline for the year of almost 10%. Given current currency exchange rates, consolidated net sales are now expected to decline by more than 30% in the quarter and by close to 5% for the full year. In October, organic sales for the quarter were expected to decline by approximately 12% and by an overall rate of 6% for the full year.

The Company has responded aggressively to the rapid market deterioration and has accelerated the actions that were announced in July. At a cost of $75 million, this Action Program should save $120 million in 2010 with targeted headcount reductions of 3,000 by the end of 2009. However, actions taken in response to the market development have now reduced headcount by 4,000. Two plants are currently in the process of being closed. These intensified restructuring activities will continue unabated into 2009.

Assuming continued timely customer payments, Autoliv still expects to report for the fourth quarter an operating income excluding restructuring costs at breakeven and a positive operating cash flow even after capital expenditures. This is despite the rapidly deteriorating light vehicle production, especially in December.

For the full year 2008, operating margin excluding restructuring charges is now expected to be close to 6% compared to the previous guidance of around 6.5%.

Inquiries:
Jan Carlson, President & CEO, Autoliv Inc             +46 8 587 20 600

Safe Harbor Statement

This press release contains statements that are not historical facts but rather forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are those that address activities, events or developments that the Company or its management believes or anticipates may occur in the future, including statements relating to industry trends, business opportunities, sales contracts, sales backlog, and on-going commercial arrangements and discussions, as well as any statements about future operating performance or financial results. In some cases, you can identify these statements by forward-looking words such as “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “might,” “will,” “should,” or the negative of these terms and other comparable terminology, although not all forward-looking statements are so identified.

All such forward-looking statements, including without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions, including data available from third parties, and apply only as of the date of this release. Our expectations and beliefs are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that such forward-looking statements will materialize or prove to be correct as these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control.

Because these forward-looking statements involve risks and uncertainties, the outcome could differ materially from those set out in the forward-looking statements for a variety or reasons, including without limitation, changes in and the successful execution of the action program discussed herein and the market reaction thereto, changes in general industry and market conditions, increased competition, higher raw material costs, particularly commodity and energy costs, changes in consumer preferences for end products, customer losses and changes in regulatory conditions, customer bankruptcies or consolidations, divestiture of customer brands, the economic outlook for the Company’s markets, fluctuation of foreign currencies, fluctuation in vehicle production schedules for which the Company is a supplier, market acceptance of our new products, continued uncertainty in program awards and performance, the financial results of companies in which Autoliv has made technology investments, pricing negotiations with customers, fluctuating fuel and commodity prices and other costs, supply issues, product liability, warranty and recall claims and other litigation, possible adverse results of pending or future litigation or infringement claims, legislative or regulatory changes, political conditions, dependence on customers and suppliers, as well the risks identified in Item 1A “Risk Factors” in our Form 10-K for the year ended December 31, 2007.

Except for the Company's ongoing obligation to disclose information under the U.S. federal securities laws, the Company undertakes no obligation to update publicity or revise any forward-looking statements whether as a result of new information or future events.
For any forward-looking statements contained in this or any other document, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and we assume no obligation to update any such statements.